CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



First Investors Series Fund
95 Wall Street
New York, New York  10005


We consent to the use in Post-Effective Amendment No. 35 to the Registration Statement on Form N-1A (File Nos. 033-25623 and 811-05690) of our report dated November 1, 2002 relating to the September 30, 2002 financial statements of First Investors Blue Chip Fund, First Investors Total Return Fund, First Investors Special Situations Fund and First Investors Investment Grade Fund, each a series of First Investors Series Fund, which are included in said Registration Statement.

                                                   /s/ Tait, Weller & Baker
                                                   -----------------------------
                                                   TAIT, WELLER & BAKER

PHILADELPHIA, PENNSYLVANIA
DECEMBER 18, 2002